Polymer Group, Inc. 9335 Harris Corners Parkway Suite 300 Charlotte, NC 28269 www.polymergroupinc.com 704-697-5100

PGI Reports First Quarter 2014 Results

For Immediate Release

Wednesday, May 7, 2014

Charlotte, N.C. --- Polymer Group, Inc. (“PGI” or the “Company”) reported results of operations for the first quarter ended March 29, 2014.

As previously announced, the Company completed the acquisition of Fiberweb on November 15, 2013 (the "Acquisition Date"), whereby Fiberweb became a wholly-owned subsidiary of the Company. The results of operations of Fiberweb have been included in the Company's operating results since the Acquisition Date.

First Quarter 2014 Highlights:

•	Net sales for the first quarter increased 47.2% from a year ago and increased 21.7% from the fourth quarter of 2013.

•	Adjusted EBITDA for the first quarter increased 68.3% from a year ago and increased 29.0% from the fourth quarter of 2013.

•	Fiberweb Acquisition and Growth Investments Lead Year-over-Year and Sequential Improvement

◦	Integration of Fiberweb and cost optimization realization are ahead of schedule and contributing to volume, net sales and Adjusted EBITDA growth that is expected to continue in 2014.

◦	New hygiene line in Asia contributing to year-over-year volume and profit growth.

•	Economic Leadership in Core Markets and Developing Regions Complements New Growth Opportunities

◦
Net sales for the first quarter of 2014, excluding Fiberweb, increased 5.7% from a year ago and were consistent with the fourth quarter of 2013 as underlying demand stabilized in the Americas and Europe while Asia continued its strong pace.

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PGI Reports First Quarter 2014 Results

◦	Cost optimization, operational excellence initiatives and manufacturing efficiencies contributed to improvement in profitability.

◦	Higher raw material cost led to net spread compression in the quarter, but are expected to moderate in the near term.

PGI’s Chief Executive Officer, J. Joel Hackney Jr., stated, “The strong contributions from our strategic acquisition and its pace of integration fully validate the growth opportunities we envisioned. Combined with solid underlying fundamentals throughout our business, and new growth investments in Asia and the Americas, we were able to deliver year-over-year improvement in the base business as well. I am pleased with our progress related to our strategic priorities to achieve economic leadership, grow in new and emerging markets and develop and attract top talent. We will continue to invest in opportunities to drive value for our customers and leverage our diversified global platform."

FIRST QUARTER 2014 RESULTS

Net sales were $422.6 million for the first quarter of 2014 compared with $287.1 million for the first quarter of 2013. The increase in net sales was primarily driven by an increase in overall volumes as well as improved pricing and favorable foreign currency impacts of $2.6 million. Net sales in Asia increased 25.2% driven by a strong healthcare market as well as incremental volume from our new hygiene manufacturing line. In addition, net sales in the Americas and Europe increased 39.6% and 83.5%, respectively, as incremental Fiberweb sales and continued contribution from our new spunmelt line in Waynesboro, Va., helped mitigate lower net selling prices and product mix issues in Europe and Asia.

Overall volume growth contributed $130.4 million to net sales compared with the three months ended March 30, 2013. The increase was primarily driven by the contribution of Fiberweb results since the acquisition date, representing an incremental $119.3 million of net sales for the current period. Additionally, incremental volume growth of $12.8 million in Asia was driven by higher volumes sold in the hygiene and healthcare markets, both of which were supported by our recent capacity expansions. In Europe and the Americas, results reflected the stabilization of underlying demand across our platform, resulting in relatively stable volume trends overall.

For the three months ended March 29, 2014, net selling prices increased $2.5 million compared with the three months ended March 30, 2013. The pricing increase was driven by higher net selling prices of $6.1 million in the Americas. The pricing increase, primarily associated with our passing through higher raw material costs associated with index-based selling agreements and market-based pricing trends, were partially offset by product mix movements in Asia to hygiene products, impacting net sales by $3.7 million, and lower selling prices of $0.8 million in Europe.

Gross profit for the three months ended March 29, 2014 was $74.6 million, a $28.8 million increase compared with the three months ended March 30, 2013. The primary driver of the increase related to the contribution from Fiberweb, which represented an incremental $25.9 million for the period. As a result, gross profit as a percentage of net sales for the three months ended March 29, 2014 increased to 17.7% from 16.0% for the three months ended March 30, 2013. The increase in gross profit was primarily driven by volume increases in Asia associated with the benefits of additional capacity and improved manufacturing efficiencies. In addition, a $2.4 million reduction of our labor component of cost of goods sold reflects the positive benefits of our cost reduction initiatives. However, these amounts were partially offset by an increase in our overhead component of $3.0 million, primarily associated with manufacturing costs in the Americas and higher depreciation in Asia, partially offset by favorable foreign currency impacts. We also experienced lower net spreads (the difference between

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PGI Reports First Quarter 2014 Results

the change in raw material costs and selling prices) of $2.1 million, primarily impacting the Americas and Oriented Polymers as raw material costs increased during the quarter.

Selling, general and administrative expenses for the three months ended March 29, 2014 were $56.0 million, a $21.7 million increase compared with the three months ended March 30, 2013. The increase was primarily related to the inclusion of Fiberweb, which added an incremental $19.7 million for the period. As a result, selling, general and administrative expenses as a percentage of net sales increased to 13.3% for the three months ended March 29, 2014 from 12.0% for the three months ended March 30, 2013. Other factors that contributed to the increase include higher short-term incentive compensation and other employee-related expenses, stock-based compensation expense and amounts related to third-party fees and expenses.

Special charges were $8.7 million for the first quarter of 2014 and included $3.1 million related to restructuring and plant realignment costs, $3.0 million of integration costs associated with our acquisition of Fiberweb as well as costs related to other corporate initiatives. Special charges were $1.8 million for the first quarter of 2013 and included $1.6 million related to restructuring and plant realignment costs.

Operating income for the first quarter of 2014 was $8.8 million compared with $9.4 million in the first quarter of 2013 and a loss of $17.4 million in the fourth quarter of 2013. The overall decrease in operating income was primarily driven by lower net spreads, higher special charges and the impacts of purchase accounting adjustments associated with the acquisition of Fiberweb. The Company reported a net loss of $9.8 million for the first quarter of 2014 compared with a net loss of $6.2 million for the first quarter of 2013 and a net loss of $15.9 million in the fourth quarter of 2013.

Adjusted EBITDA for the first quarter of 2014 was $48.7 million compared with $29.0 million for the first quarter of 2013 and $37.8 million for the fourth quarter of 2013. Adjusted EBITDA, a non-GAAP financial measure, is defined and reconciled to net income below.

FINANCIAL METRICS

Net debt (defined as total debt less cash balances) as of March 29, 2014 was $839.5 million compared with $810.6 million as of December 28, 2013. Capital expenditures for the first quarter of 2014 were $14.1 million. Operating working capital (defined as accounts receivable plus inventories less trade accounts payable and accrued liabilities) was $63.5 million as of March 29, 2014, or 3.8% of net sales, compared with $43.5 million as of December 28, 2013, or 2.7% of net sales.

NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA (as defined below) is used in this release as a “non-GAAP financial measure,” which is a measure of the company’s financial performance that is different from measures calculated and presented in accordance with GAAP within the meaning of applicable Securities and Exchange Commission rules. A non-GAAP financial measure, such as EBITDA or Adjusted EBITDA, should not be viewed as an alternative to GAAP measures of performance such as (1) net income determined in accordance with GAAP or (2) operating cash flows determined in accordance with GAAP. The calculation of Adjusted EBITDA may not be comparable to the calculation of similarly titled measures reported by other companies.

As defined in the company’s indenture and credit agreements, Adjusted EBITDA is generally calculated as net income (loss) before interest expense, income and franchise taxes and depreciation and amortization, further adjusted to exclude the effects of currency and certain unusual, non-cash, non-

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PGI Reports First Quarter 2014 Results

recurring and other items permitted in calculating covenant compliance under the indenture governing the Senior Secured Notes and the credit agreement governing our ABL facility. With certain exceptions, it is also generally consistent with the metric used by management as a performance measurement for certain performance-based incentive compensation plans. In addition, the company considers Adjusted EBITDA an important supplemental measure of its performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in its industry.

Polymer Group, Inc. is a leading global, technology-driven developer, producer and marketer of engineered materials, and one of the world's leading producers of nonwovens. With the broadest range of process technologies in the nonwovens industry, PGI is a global supplier to leading consumer and industrial product manufacturers. The company operates 21 manufacturing and converting facilities in 13 countries throughout the world.

EARNINGS CONFERENCE CALL

PGI will conduct an investor conference call, including presentation slides, starting at 10:00 a.m. ET on Thursday, May 8, 2014. A live webcast of the conference call and presentation material can be accessed by visiting PGI's investor relations website at www.polymergroupinc.com. The number to call for the live interactive teleconference is (800) 237-9752 or (617) 847-8706 and entering the passcode, 52786613. A replay of the conference call will be available until May 15, 2014, by dialing (888) 286-8010 or (617) 801-6888 and entering the passcode, 45293903. Shortly after the conclusion of the conference call, a webcast replay will be made available at www.polymergroupinc.com.

Safe Harbor Statement

Except for historical information contained herein, the matters set forth in this press release are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that involve certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These forward‑looking statements speak only as of the date of this release. Important factors that could cause actual results to differ materially from those discussed in such forward‑looking statements include: general economic factors including, but not limited to, changes in interest rates, foreign currency translation rates, consumer confidence, trends in disposable income, changes in consumer demand for goods produced, and cyclical or other downturns; cost and availability of raw materials, labor and natural and other resources and the inability to pass raw material cost increases along to customers; changes to selling prices to customers which are based, by contract, on an underlying raw material index; substantial debt levels and potential inability to maintain sufficient liquidity to finance our operations and make necessary capital expenditures; the ability to meet existing debt covenants or obtain necessary waivers; achievement of objectives for strategic acquisitions and dispositions; the ability to achieve successful or timely start-up of new or modified production lines; reliance on major customers and suppliers; domestic and foreign competition; information and technological advances; risks related to operations in foreign jurisdictions; and changes in environmental laws and regulations, including climate change-related legislation and regulation. Investors and other readers are directed to consider the risks and uncertainties discussed in documents filed by Polymer Group, Inc. with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.

For further information, please contact:
Dennis Norman
Chief Financial Officer
(704) 697-5186
normand@pginw.com

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PGI Reports First Quarter 2014 Results

POLYMER GROUP, INC.
Consolidated Statements of Operations
(In Thousands)

Unaudited

	Three Months Ended March 29, 2014	Three Months Ended December 28, 2013	Three Months Ended March 30, 2013

Net sales	$422,584	$347,263	$287,082
Cost of goods sold	(347,948)	(295,313)	(241,216)
Gross profit	74,636	51,950	45,866
Selling, general and administrative expenses	(56,019)	(46,236)	(34,342)
Special charges, net	(8,711)	(22,541)	(1,804)
Other operating, net	(1,069)	(537)	(340)
Operating income (loss)	8,837	(17,364)	9,380
Other income (expense):
Interest expense	(17,906)	(18,382)	(12,084)
Foreign currency and other, net	4,959	(12,163)	(1,420)
Income (loss) before income taxes	(4,110)	(47,909)	(4,124)
Income tax (provision) benefit	(5,700)	32,037	(2,103)
Net income (loss)	$(9,810)	$(15,872)	$(6,227)

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PGI Reports First Quarter 2014 Results

POLYMER GROUP, INC.
Condensed Consolidated Balance Sheets
(In Thousands)

Unaudited

	March 29, 2014	December 28, 2013
ASSETS

Current assets:
Cash and cash equivalents	$59,640	$86,064
Accounts receivable, net	213,301	194,827
Inventories, net	152,282	156,365
Other current assets	79,650	61,414
Total current assets	504,873	498,670

Property, plant and equipment, net	611,016	623,279
Goodwill and intangible assets, net	284,710	288,322
Other noncurrent assets	29,438	28,634
Total assets	$1,430,037	$1,438,905

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$302,094	$307,661
Current portion of long-term debt and short-term borrowings	20,480	16,269
Other current liabilities	4,766	5,136
Total current liabilities	327,340	329,066

Long-term debt	878,656	880,399
Other noncurrent liabilities	83,441	83,006
Total liabilities	1,289,437	1,292,471

Total equity	140,600	146,434
Total liabilities and equity	$1,430,037	$1,438,905

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PGI Reports First Quarter 2014 Results

POLYMER GROUP, INC.
Selected Financial Data
(In Thousands)

Unaudited

	Three Months Ended March 29, 2014	Three Months Ended December 28, 2013	Three Months Ended March 30, 2013
Selected Financial Data
Depreciation and amortization	$24,002	$21,871	$15,545
Amortization of loan acquisition costs	1,026	2,975	607
Capital expenditures	14,115	19,143	14,317
U.S. manufacturing line operating lease expense	2,067	2,067	2,067
Non-cash compensation	561	534	236

Special charges, net
Restructuring and plant realignment costs	$3,145	$6,972	$1,646
Acquisition and integration costs	3,034	12,085	35
Asset impairment charges	—	2,213	—
Other	2,532	1,271	123
Total	$8,711	$22,541	$1,804

Adjusted EBITDA	Three Months Ended March 29, 2014	Three Months Ended December 28, 2013	Three Months Ended March 30, 2013
The following table reconciles Adjusted EBITDA from the most comparable GAAP measure:
Net income (loss) attributable to Polymer Group, Inc.	$(9,794)	$(15,838)	$(6,227)
Noncontrolling interests	(16)	(34)	—
Interest expense	17,906	18,382	12,084
Income and franchise tax	5,882	(31,907)	2,121
Depreciation and amortization	24,002	21,871	15,545
Purchase accounting adjustments	2,430	6,967	—
Non-cash compensation	561	873	236
Special charges, net	8,711	22,541	1,804
Foreign currency and other, net	(3,033)	9,497	1,840
Loss on debt modification	—	3,334	—
Severance and relocation expenses	1,048	816	245
Unusual or non-recurring charges, net	—	222	100
Business optimization expenses	197	95	50
Management, monitoring and advisory fees	845	976	1,155
Adjusted EBITDA	$48,739	$37,795	$28,953

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PGI Reports First Quarter 2014 Results

POLYMER GROUP, INC.
Selected Financial Data (Continued)
(In Thousands)

Unaudited

Adjusted EBITDA	Trailing Twelve Months Ended March 29, 2014	Trailing Twelve Months Ended December 28, 2013

Net income (loss) attributable to Polymer Group, Inc.	$(41,807)	$(38,238)
Noncontrolling interests	(50)	(34)
Interest expense	61,795	55,974
Income and franchise tax	(18,466)	(22,227)
Depreciation and amortization	80,149	71,692
Purchase accounting adjustments	9,397	6,967
Non-cash compensation	4,654	4,329
Special charges, net	40,094	33,188
Foreign currency and other, net	6,816	11,689
Loss on debt modification	3,334	3,334
Severance and relocation expenses	5,746	4,943
Unusual or non-recurring charges, net	858	958
Business optimization expenses	466	319
Management, monitoring and advisory fees	3,546	3,855
Proforma Adjusted EBITDA contribution from Fiberweb Acquisition	25,566	37,946
Proforma Adjusted EBITDA contribution from estimated synergies	31,757	35,716
Adjusted EBITDA (Term Loans)	213,855	210,411
Portion of synergies above allowed amount in Senior Secured Notes	(10,372)	(14,675)
Adjusted EBITDA (Senior Secured Notes)	$203,483	$195,736

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